For Immediate Release

8x8, Inc. Announces Record Financial Results for
Fourth Quarter and Full-Year Fiscal 2014

29% Year-Over-Year Increase in Quarterly Revenue; 24% Increase in Fiscal 2014 Revenue;
Non-GAAP Net Income of $3.3 Million for the Quarter and $14.1 Million for the Full Year

SAN JOSE, CA — May 21, 2014 — 8x8, Inc. (NASDAQ:EGHT), a provider of cloud-based unified communications, contact center and collaboration solutions, today announced operating results for the fourth quarter and fiscal year ended March 31, 2014.

Fourth Quarter Fiscal 2014 Financial Results:
  Total revenue for the quarter increased 29% year-over-year to a record $35.8 million.
  Channel and mid-market sales comprised a record 39% of new monthly recurring revenue sold in the quarter, a 47% increase compared with the same period last year.
  Revenue from business customers increased 31% year-over-year to a record $35.4 million and represented 99% of total revenue.
  Average monthly service revenue per business customer was a record $287, compared with $256 in the same period last year.
  GAAP net loss for the fourth quarter of fiscal 2014 was $1.9 million, or $0.02 per diluted share, with $2.2 million in non-cash tax and $2.4 million in stock-based compensation expense in the quarter, compared with GAAP net income of $1.7 million, or $0.02 per diluted share in the fourth quarter of fiscal 2013.
  Non-GAAP net income was $3.3 million, $0.04 per diluted share, or 9% of revenue, for the quarter, compared with $3.8 million for the same period last year.
  Cash, cash equivalents and investments was $178.4 million in the fourth quarter of fiscal 2014, compared with $52.3 million in the same period last year.
  Number of new services sold during the fourth quarter was a record 64,312 vs. 50,670 in the same period last year.
  Average number of subscribed services per new business customer added during the quarter grew to 19.6 from 18.1 in the same period last year.

"8x8 posted another record quarter of accelerating, profitable growth, with a 29% increase in total revenue, record new revenue from our channel and mid-market segment, and record average monthly service revenue per business customer," said 8x8 CEO Vik Verma. "Our focus on penetrating the mid-market with our differentiated suite of cloud communications and contact center services has clearly paid off and has positioned us as the provider of choice for this rapidly growing customer segment."

"Our record fourth quarter capped a very eventful year for the company as we posted strong revenue growth and non-GAAP net income quarter after quarter while successfully executing strategic initiatives such as the expansion of our mid-market customer base, the establishment of our global footprint in Europe and Asia, an acquisition in the United Kingdom and a $126 million capital raise," Verma continued.

"We have all of the elements in place, including compelling service differentiation, an international presence and a financial war chest, to further capture increasing worldwide market share for cloud communications and collaboration services, all designed to increase the business productivity of our customers," concluded Verma. "As we continue to expand both domestically and internationally in fiscal 2015, we plan to increase revenue by approximately 25% and maintain our non-GAAP net income as a percentage of revenue in the high-single digit range."

Full Year Fiscal 2014 Financial Results
  Total revenue for fiscal 2014 was $128.6 million, a 24% increase over revenue of $103.8 million in fiscal 2013.
  GAAP net income for fiscal 2014 was $2.5 million, $0.03 per diluted share, compared with $13.9 million, including a one-time $13.0 million gain on patent sale, or $0.19 per diluted share for fiscal 2013.
  Non-GAAP net income was $14.1 million, or $0.17 per diluted share, compared with $14.7 million, or $0.20 per diluted share, for fiscal 2013.
  Gross margin for fiscal 2014 was 71%, compared with 69% for fiscal 2013.
  Fiscal 2014 revenue churn of 1.3%, compared with 1.7% in fiscal 2013
  Cash, cash equivalents and investments increased in fiscal 2014 to $178.4 million, compared with $52.3 million in the same period last year.
  Represented the Company's fifth consecutive year of profitable growth.

8x8 also reported, in accordance with NASDAQ Listing Rule 5635(c)(4), that employment inducement awards were granted to 22 new employees in connection with their recent hiring. The employees received restrictive stock units for 77,750 shares of the Company's Common Stock, subject to their continued employment and other conditions.

Non-GAAP Measures

The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating 8x8's ongoing operating results and trends and in comparing financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Non-GAAP net income and non-GAAP net income per share

We have defined non-GAAP net income as net income for GAAP plus non-cash tax adjustments, stock-based compensation, amortization of acquired intangible assets, acquisition-related costs, facility exit costs, gain on patent sale, gain on disposal of discontinued operations, management transition and gain on escrow settlement. We have excluded gain on patent sale, gain on disposal of discontinued operations and gain on escrow settlement because we consider these to have been isolated transactions and believe these are not reflective of our ongoing operations, and this reduces comparability of periodic operating results when these are included. Non-cash tax adjustments represent the differences between the amount of taxes we expect to pay and our GAAP tax provision each period. We have excluded stock-based compensation expense because it relies on valuations based on future events, such as the market price of our common stock, that are difficult to predict and are affected by market factors that are largely not within the control of management. Amortization of acquired intangible assets is excluded because it is a non-cash expense that we do not consider part of ongoing operations when assessing our financial performance, as it relates to accounting for certain purchased assets. We have excluded acquisition-related expenses, including expenses to exit an acquired facility, and management transition expenses because these expenses are attributable to non-routine transactions and are not part of ongoing operations that we measure for internal management reporting purposes. We define non-GAAP net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding. We define non-GAAP net income percentage of revenue as non-GAAP net income divided by revenue. The GAAP and non-GAAP weighted average number of diluted shares to calculate GAAP and non-GAAP earnings per share are the same. We believe that such exclusions facilitate comparisons to our historical operating results and to the results of other companies in the same industry, and provides investors with information that we use in evaluating management's performance on a quarterly and annual basis.

Conference Call Information:

Management will host a conference call to discuss these results and other matters related to the Company's business today, May 21, 2014, at 4:30 pm EDT. The call is accessible via the following numbers and webcast links:

Dial In:	(877) 843-0417, domestic (408) 427-3791, international
Replay:	(855) 859-2056, domestic (Conference ID #33838282) (404) 537-3406, international (Conference ID #33838282)
Webcast:	http://investors.8x8.com/

Participants should plan to dial in or log on ten minutes prior to the start time. A telephonic replay of the call will be available three hours after the conclusion of the call until midnight May 27, 2014. The webcast will be archived on 8x8's website for a period of one year. For additional information, visit http://investors.8x8.com.

About 8x8, Inc.

8x8, Inc. (NASDAQ:EGHT) is the trusted provider of secure and reliable cloud-based unified communications and virtual contact center solutions to more than 37,000 small, midsize and distributed enterprise organizations operating in over 40 countries across six continents. 8x8's out-of-the-box cloud solutions replace traditional on-premise PBX hardware and software-based systems with a flexible and scalable Software as a Service (SaaS) alternative, encompassing cloud business phone service, contact center solutions, and web conferencing. For additional information, visit www.8x8.com, or www.8x8.com/UK or connect with 8x8 on Google+, Facebook, LinkedIn and Twitter.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties, and other factors that may cause our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, market acceptance of new or existing services and features, success of our efforts to target mid-market and larger distributed enterprises, changes in the competitive dynamics of the markets in which we compete, customer cancellations and rate of churn, impact of current economic climate and adverse credit markets on our target customers, our ability to scale our business, our reliance on infrastructure of third-party network services providers, risk of failure in our physical infrastructure, risk of failure of our software, our ability to maintain the compatibility of our software with third-party applications and mobile platforms, continued compliance with industry standards and regulatory requirements, risks relating to our strategies and objectives for future operations, including the execution of integration plans and realization of the expected benefits of our acquisitions, the amount and timing of costs associated with recruiting, training and integrating new employees, introduction and adoption of our cloud communications and collaboration services in markets outside of the United States and general economic conditions. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or similar terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Our actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the risk factors described in the section entitled "Risk Factors" in the Company's reports on Form 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

# # #

Investor Relations Contact:
Joan Citelli
Joan.citelli@8x8.com
(408) 654-0970

8X8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
Service revenue	$32,545	$25,070	$116,607	$94,384
Product revenue	3,241	2,746	11,990	9,402
Total revenue	35,786	27,816	128,597	103,786

Operating expenses: (1)
Cost of service revenue	6,866	4,744	22,445	19,928
Cost of product revenue	3,999	3,216	15,170	11,801
Research and development	3,332	2,174	11,633	8,147
Sales and marketing	18,038	12,944	60,906	45,573
General and administrative	3,924	2,332	15,368	8,558
Gain on patent sale	-	(1,000)	-	(12,965)
Total operating expenses	36,159	24,410	125,522	81,042
Income (loss) from operations	(373)	3,406	3,075	22,744
Other income, net	140	15	742	105
Income (loss) from continuing operations before
provision for income taxes	(233)	3,421	3,817	22,849
Provision for income taxes	1,738	1,905	2,219	9,399
Income (loss) from continuing operations	(1,971)	1,516	1,598	13,450
Income from discontinued operations,
net of income tax provision	19	145	320	489
Gain on disposal of discontinued operations,
net of income tax provision of $456	7	-	596	-
Net income (loss)	$(1,945)	$1,661	$2,514	$13,939

Income (loss) per share - continuing operations:
Basic	$(0.02)	$0.02	$0.02	$0.19
Diluted	$(0.02)	$0.02	$0.02	$0.18
Income per share - discontinued operations:
Basic	$0.00	$0.00	$0.01	$0.01
Diluted	$0.00	$0.00	$0.01	$0.01
Net income (loss) per share:
Basic	$(0.02)	$0.02	$0.03	$0.20
Diluted	$(0.02)	$0.02	$0.03	$0.19
Weighted average number of shares:
Basic	88,184	71,998	78,310	71,390
Diluted	88,184	75,053	81,658	74,700

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
Cost of service revenue	$135	$61	$372	$211
Cost of product revenue	-	-	-	-
Research and development	333	133	967	428
Sales and marketing	817	385	2,217	1,363
General and administrative	1,065	228	4,039	632
	$2,350	$807	$7,595	$2,634

8X8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31,	March 31,
	2014	2013
ASSETS
Current assets
Cash and cash equivalents	$59,159	$50,305
Investments	47,181	1,964
Accounts receivable, net	5,503	3,880
Inventory	811	511
Deferred tax assets	2,065	6,096
Other current assets	2,214	914
Total current assets	116,933	63,670
Long term investments	72,021	-
Property and equipment, net	7,711	6,673
Intangible assets, net	15,095	10,194
Goodwill	38,461	25,150
Deferred tax assets, non-current	47,797	46,352
Other assets	1,185	572
Total assets	$299,203	$152,611

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$6,789	$5,644
Accrued compensation	4,583	3,629
Accrued warranty	660	452
Deferred revenue	1,857	1,236
Other accrued liabilities	4,232	2,774
Total current liabilities	18,121	13,735

Other liabilities	2,904	1,843
Total liabilities	21,025	15,578

Total stockholders' equity	278,178	137,033
Total liabilities and stockholders' equity	$299,203	$152,611

8X8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Twelve Months Ended
	March 31,
	2014	2013
Cash flows from operating activities:
Net income	$2,514	$13,939
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	2,567	2,523
Amortization of intangible assets	1,643	1,428
Amortization of capitalized software	147	-
Net Accretion of discount and amortization of
premium on marketable securities	114	-
Gain on disposal of discontinued operations	(596)	-
Gain on escrow settlement	(565)	-
Stock-based compensation	7,595	2,634
Tax benefit from stock-based compensation	(142)	(49)
Deferred income tax provision	2,266	9,308
Other	650	616
Changes in assets and liabilities:
Accounts receivable, net	(1,575)	(2,171)
Inventory	(276)	27
Other current and noncurrent assets	(488)	(30)
Deferred cost of goods sold	163	(60)
Accounts payable	(1,035)	410
Accrued compensation	488	524
Accrued warranty	208	65
Accrued taxes and fees	276	440
Deferred revenue	681	345
Other current and noncurrent liabilities	282	1,839
Net cash provided by operating activities	14,917	31,788

Cash flows from investing activities:
Purchases of property and equipment	(2,853)	(5,678)
Purchase of investments	(141,604)	-
Sales of investments	24,219	-
Acquisition of businesses, net of cash acquired	(18,474)	-
Proceeds from disposition of discontinued operations, net of transaction costs	3,000	-
Cost of capitalized software	(755)	(190)
Net cash used in investing activities	(136,467)	(5,868)

Cash flows from financing activities:
Capital lease payments	(85)	(86)
Repurchase of common stock	(489)	(419)
Tax benefit from stock-based compensation	142	49
Proceeds from issuance of common stock, net of issuance costs	125,750	(43)
Proceeds from issuance of common stock under employee stock plans	5,167	2,458
Net cash provided by financing activities	130,485	1,959

Effect of exchange rate changes on cash	(81)	-
Net increase in cash and cash equivalents	8,854	27,879

Cash and cash equivalents at the beginning of the period	50,305	22,426
Cash and cash equivalents at the end of the period	$59,159	$50,305

8x8, Inc.
Selected Operating Statistics (1)
	Three Months Ended
	March 31, 2013	June 30, 2013	Sept. 30, 2013	Dec. 31, 2013	March 31, 2014
Gross business customer additions (2)	2,800	2,693	2,961	3,001	3,276
Number of new services sold (2)(3)	50,670	47,318	52,412	61,286	64,312
Average number of subscribed services per new
business customer (4)	18.1	17.6	17.7	20.4	19.6
Business subscriber acquisition cost per service (5)	$91	$96	$94	$92	$84

Total business customers (2)(6)	32,242	33,374	34,674	36,753	37,933
Average number of subscribed services per
business customer (7)	11.6	12.0	12.2	12.6	13.5
Business customer average monthly service
revenue per customer (8)	$256	$263	$268	$274	$287

Monthly business customer churn (less cancellations
within 30 days of sign-up) (9)	1.7%	1.5%	1.5%	1.6%	1.7%
Monthly business service revenue churn	1.2%	1.2%	1.2%	1.5%	1.2%

Overall service margin	81%	82%	81%	81%	79%
Overall product margin	-17%	-22%	-27%	-34%	-23%
Overall gross margin	71%	72%	71%	71%	70%

(1)	Selected operating statistics table include continuing operations and excludes dedicated server hosting business sold September 30, 2013.
(2)	Does not include customers of Virtual Office Solo, DNS or Cloud VPS.
(3)	Number of recurring revenue services sold to business customers during the period.
(4)	Number of new services sold divided by gross business customer additions.
(5)

The combined costs of advertising, marketing, promotions, sales commissions and equipment subsidies for new services sold during the period divided by the number of new services sold during the period.

(6)

Business customers are defined as customers paying for service. Customers that are currently in the 30-day trial period are considered to be customers that are paying for service. Customers subscribing to Virtual Office Solo, DNS or Cloud VPS services are not included as business customers.

(7)

The simple average number of subscribed services divided by the simple average number of business customers during the period. The simple average number of subscribed services is the number of subscribed services on the first day of the period plus the number of subscribed services on the last day of the period divided by two. The simple average number of business customers is the number of business customers on the first day of the period plus the number of business customers on the last day of the period divided by two.

(8)

Business customer average monthly service revenue per customer is service revenue from business customers in the period divided by the number of months in the period divided by the simple average number of business customers during the period.

(9)

Business customer churn is calculated by dividing the number of business customers that terminated (after the expiration of the 30-day trial) by the simple average number of business customers and dividing the result by the number of months in the period.

8x8, Inc
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP NET INCOME
AND NON-GAAP NET INCOME PER SHARE
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
Net income (loss)	$(1,945)	$1,661	$2,514	$13,939
Gain on patent sale	-	(1,000)	-	(12,965)
Gain on escrow settlement	-	-	(565)	-
Gain on disposal of discontinued operations	(7)	-	(596)	-
Non-cash tax adjustments	2,179	1,949	2,266	9,308
Amortization of acquired intangible assets	569	357	1,643	1,428
Stock-based compensation expense	2,350	807	7,595	2,634
Acquisition-related expense	26	35	841	35
Management transition	104	-	441	-
Facility exit expense	-	-	-	305
Non-GAAP net income	$3,276	$3,809	$14,139	$14,684

Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income (loss) per share:
Denominator for basic calculation	88,184	71,998	78,310	71,390
Effect of dilutive securities:
Employee stock options	2,831	2,725	2,927	2,958
Employee restricted purchase rights	510	330	421	352
Denominator for diluted calculation	91,525	75,053	81,658	74,700

GAAP net income (loss) per share - Diluted	$(0.02)	$0.02	$0.03	$0.19
Gain on patent sale	-	(0.01)	-	(0.17)
Gain on escrow settlement	-	-	(0.01)	-
Gain on disposal of discontinued operations	-	-	(0.01)	-
Non-cash tax adjustments	0.02	0.03	0.03	0.12
Amortization of acquired intangible assets	0.01	-	0.02	0.02
Stock-based compensation expense	0.03	0.01	0.09	0.04
Acquisition-related expense	-	-	0.01	-
Management transition	-	-	0.01	-
Facility exit expense	-	-	-	-
Non-GAAP net income per share - Diluted	$0.04	$0.05	$0.17	$0.20

GAAP net income (loss) percentage of revenue	-5%	6%	2%	13%
Gain on patent sale	-	-3%	-	-12%
Gain on escrow settlement	-	-	-	-
Gain on disposal of discontinued operations	-	-	-1%	-
Non-cash tax adjustments	6%	7%	2%	9%
Amortization of acquired intangible assets	2%	1%	1%	1%
Stock-based compensation expense	6%	3%	6%	3%
Acquisition-related expense	-	-	1%	-
Management transition	-	-	-	-
Facility exit expense	-	-	-	-
Non-GAAP net income percentage of revenue	9%	14%	11%	14%